Gilles Dupuis
Director, Program Management and NPI
Northern Telecom Limited Tel:  (514) 956-3529
9300 Trans Canada Highway Fax: (514) 956-3380
St. Laurent, Quebec
H4S 1K5

[NORTEL
NORTHERN TELECOM LOGO]

April 24, 1997

Frank Grenon
Chief Executive Officer
Innova Corporation
3325 South 116th Street,
Seattle, Washington
98168 USA

Subject: Heads of Agreement; Extension

Dear Sir,

This letter is to confirm that Innova Corporation and Northern Telecom Limited have agreed to extend the Heads of Agreement signed between the parties on December 13, 1996 to May 15, 1997.

The signatures below indicate the agreement of the parties with the content of this letter.



NORTHERN TELECOM LIMITED                     Innova Corporation


/s/ GILLES DUPUIS                            /s/ FRANK GRENON
-------------------------------              -------------------------------
Gilles Dupuis                                Frank Grenon
Director Radio Program Management & NPI      CEO
Date: 97-04-25                               Date: 4-25-97

cc:  P.Boivin            Nortel CCM
     W.Silverman         Nortel St-Laurent
     J.Abitbol           Nortel St-Laurent
     B.Neuschwander      Nortel St-Laurent
     C.Pallemaerts       Innova Corporation




NOTE: The symbol***** indicates where confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

JUDITH ABITOL                         Northern Telecom                     Tel 514 956-3149
Research & OEM Contract Manager       9300 Trans Canada Highway            Fax 514 956-3219
Transport Networks                    St. Laurent, Quebec Canada H4S 1K5

                                                         [NORTEL
                                                         NORTHERN TELECOM LOGO]

FRANK GRENON
CHIEF EXECUTIVE OFFICER
INNOVA CORPORATION
3325 SOUTH 116TH STREET,
SEATTLE, WASHINGTON
98168 USA

February 27, 1997.

SUBJECT:  HEADS OF AGREEMENT; EXTENSION

Dear Sir,

This letter is to confirm that Innova Corporation and Northern Telecom Limited have agreed to extend the Heads of Agreement signed between the parties on December 13, 1996 to April 15, 1997.

The signatures below indicate the agreement of the parties with the content of this letter.

Thank you,

/s/ JUDITH ABITOL
-------------------------------
Judith Abitol



NORTHERN TELECOM LIMITED                     Innova Corporation


/s/ GILLES DUPUIS                            /s/ FRANK GRENON
-------------------------------              -------------------------------
Gilles Dupuis                                Frank Grenon
Director Radio Program Management & NPI      CEO
Date: 97-02-27                               Date: Feb. 27, 1997

cc:  P.Boivin            Nortel CCM
     W.Silverman         Nortel St-Laurent
     G.Dupuis            Nortel St-Laurent
     B.Neuschwander      Nortel St-Laurent
     C.Pallemaerts       Innova Corporation

NOTE: The symbol ***** indicates where confidential portions have been omitted and filed separately with the Securities and Exchange Commission.



                               HEADS OF AGREEMENT
                         SLOVTEL OEM PURCHASE AGREEMENT
                MINIMUM REQUIREMENTS TO BE AGREED TO BY SUPPLIER


SCOPE
-----

These Heads of Agreement between Northern Telecom Limited ("Nortel") and Innova Corporation ("Innova") cover the purchase and sale of the products ("Products") listed in Appendix A attached hereto. The Technical Specifications for the Products are listed or referred to in Appendix B attached hereto. These Heads of Agreement shall govern the sale and purchase of the Products until a definitive OEM Purchase Agreement is entered into by the parties and such definitive agreement once agreed upon will take effect from the date of the Heads of Agreement.

The Parties agree to enter into a definitive OEM Agreement on or before March 1, 1997.

I.      DELIVERY:

        All Products shall be shipped FCA INNOVA's shipping location. (FCA is interpreted in accordance with INCOTERMS 1990)

II.     PRICES AND PAYMENT

        The Prices to be paid by Nortel for the Products are those stipulated in Appendix A.

        Payment shall be due to INNOVA from Nortel, thirty-nine (39) calendar days following the Delivery Date of the Products.

        Nortel shall pay Seller (a) a service fee at the rate of Two percent (2%) of the amount due for each month or portion thereof that the amount remains unpaid; and (b) interest on any such late payment from the due date thereof until the date paid at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

III.    SHIPPING METHOD

        Nortel will use its own freight forwarder. Title and risk of loss will pass to Nortel upon delivery of Products by Seller to freight forwarder.

IV. DOCUMENTATION: These documents should be sent to Paul Nugent at Nortel St. Laurent

        The shipment documents are as follows: (Note: documents 4 and 5 may be sent separately.)

1)      In case of air-freight; One original and one copy of Airway Bill
2)      Commercial Invoice issued by Innova in three (3) originals and three
        (3) copies indicating P.O. Number and Shipping Mark;
3)      Packing List in three (3) originals;
4) Certificate of Quality (or a Certificate of Conformance/Compliance) including test data and a Certificate of Quantity, each in two (2) originals;
5)      Copy of fax/letter to Nortel advising particulars of shipment within
        (48) hours after shipment;
6)      Certificate of Origin in two (2) originals;

V.      PACKING AND SHIPPING MARK:

1) All the Products to be delivered by Seller shall be suitably packed in accordance with Nortel's packing specs for long distance ocean, air and inland transportation and well protected against repeated handling, numerous loading and unloading.

        Packaging shall conform to the following standards; ISTA Procedure 1A

        Should the Products be damaged or lost due to Seller's failure to materially comply with the above packing specifications and the below-described marking specifications, and/or inadequate protective measures before arrival at Port of Destination, Seller is liable, at Nortel's option, for the repair or replacement of the Products.

2) Each of the accessories (i.e. cables, connectors, etc.,) in package or bundle shall be labeled by Seller, indicating P.O. Number, package number, name of main Product to which it is an accessory, names of accessories and its position numbers on assembly drawings. Spare parts and tools shall be marked with the words "Spare Parts" or "Tools" besides the above particulars.

3) Seller shall mark the following on each shippable unit (be it crate, pallet, box) with indelible paint in conspicuous printed English words:

        P.O. Number, shipping mark, consignee, port of destination, Name of Products, Case Number, Gross Weight (in Kg), Measurement (L x W x H in cm).

4) The following documents shall be enclosed in each package of the Products;

        Detailed Packing List in two (2) copies; Installation card.

5) The following documents shall be provided to Nortel: certification of conformance/compliance (as referred to in paragraph 4 of the Documentation section), certification of inspection.

6) The Technical Documentation to be provided by Seller as set forth in Appendix A, shall be properly packed to withstand numerous handling, long distance transportation and to protect from damages of moisture and rain. The surface of each package shall be marked with the following printed words: P.O. Number, Shipping Mark, Consignee, Port of Destination, Gross Weight (in Kg):





VI.     WARRANTY

1) Seller warrants that the Products to be supplied shall be completely new and shall comply with the Technical Specifications. This warranty shall not apply to any defect which has been caused by Nortel and arises from mishandling, misuse, neglect or improper testing or repair.

2) The Warranty Period applicable to the Products listed in Appendix A and manufactured by Seller shall be twenty-six (26) months from the date of Delivery. The items listed in Appendix A as being manufactured by third parties (i.e. cabinets, power supplies, cross connects, and Andrew antennas) shall have the pass-through warranty obtained from the manufacturer.

3) Nortel is responsible for the quantity and type of equipment, cabling and installation materials required to commission the Products, except items which have been clearly indicated as being supplied by Seller and which are listed in Appendix A. Should Innova fail to provide all the Products listed in Appendix A, Innova will be responsible for supplementing the shortage or deficiencies free of charge without delay.


4) Seller shall repair or replace any defective Products free of charge during the Warranty Period.

5) Products with defects that affect all, substantially all, or substantially all of a Production Lot and which result or could result in some form of personal health or safety hazard, property damage or which are service affecting will be repaired by the Seller free of charge on installation site. Other repairs will be effected by the return of the defective Products to Seller for repair or replacement at Seller's option free of charge to Nortel.

        After the warranty period has expired and for a period of an additional Five (5) years, Seller agrees to repair or replace, at its option, free of charge to Nortel, Products with defects that affect all, substantially all, or substantially all of a Production Lot and which result or could result in some form of personal health or safety hazard, property damage or which are service affecting. Furthermore, for health and safety hazards Seller will provide this warranty beyond the additional five (5) year period.

        All transportation and delivery costs for Products returned pursuant to the previous paragraph from the original installation site to Seller shall be borne by the Buyer unless the repair in question relates to Products with defects that affect all, substantially all, or substantially all of a Production Lot and which result or could result in some form of personal health or safety hazard, property damage or which are service affecting. All transportation and delivery costs from the Seller to original installation site, including insurance, for Products returned pursuant to previous paragraph shall be borne by Seller.

        Seller anticipates to maintain a repair/swap stock level of five percent (5%) of installed base. Parts used for repair or replacement shall not be those spare parts for maintenance supplied by Seller to Nortel. However, under urgent circumstances, Seller may use Nortel's spare parts to ensure normal running of the Product. Seller shall then promptly, at its cost replace all the spare parts so used. The warranty period applicable to replaced or repaired parts is 90 days from the date of arrival at original installation site or the end of the Warranty Period, whichever is longer.

        Seller shall make the best efforts to repair or replace the defective parts/components of the Products required under the terms of the Warranty and return them duty free within Ten (10) working days counting from the date of receipt at the Seller's location of the defective portion of the Products.

        IN EMERGENCY SITUATIONS, SELLER SHALL SHIP TO NORTEL TO DESTINATION REQUESTED AT TIME OF NOTIFICATION, REPLACEMENT PARTS WITHIN FORTY-EIGHT
        (48) HOURS FROM NOTIFICATION OF THE EMERGENCY OR RECEIPT OF THE DEFECTIVE PRODUCTS AT SELLER'S PLANT, WHICHEVER IS SOONER (EMERGENCY IS DEFINED AS A SITUATION AT THE CUSTOMER SITE THAT IS SERVICE AFFECTING OR POTENTIALLY SERVICE AFFECTING AND FOR WHICH NORTEL MUST OBTAIN REPAIRED OR REPLACEMENT PARTS WITHIN 48 HOURS).

6) SELLER represents and warrants that the Products will meet and comply with the applicable standards identified or referenced in the Technical Specifications. SELLER shall defend, indemnify and hold Nortel and its customers harmless from any and all claims, suits or actions brought against it for any damages, including reasonable attorney's fees, as a result of the failure of Seller to comply with any of its above obligations. [IN TECHNICAL SPECS ADD ETSI REFERENCE: PR ETS 300 385 FOR EMISSION, AND MPT 1409 & MPT 1414 FOR PERFORMANCE (UK TYPE APPROVAL)]

        SELLER shall supply to Nortel a list of all materials incorporated into a Products which are classified as toxic or hazardous under applicable laws and regulations to meet the Technical Specifications listed in Appendix B, information on the safe handling of each Product, and any pertinent information available to Innova concerning any adverse effects on people or the environment that may result from the use of, exposure to, or disposal of such Products. Seller warrants to Nortel that each Product provided by Seller is safe for its normal use. Seller shall indemnify Nortel for any expenses that they may incur by reason of recall or prohibition of use of a Product due to a final determination that the Products are not safe for its intended use. Nortel shall cooperate with Seller to facilitate and minimize the expense of any recall or prohibition against such use.

        THIS WARRANTY DOES NOT COVER:

        Defect, damage, or malfunctions resulting from:

                a. Use of the Products on other than their normal or customary manner which is defined as being "fixed point to point terrestrial applications in environmental conditions within the Technical Specifications of the Product";

                b. Misuse, accident, neglect, environmental or site conditions not conforming to the Technical Specifications for the Product;

                c. Unauthorized alterations or repairs, use of unapproved parts in the Products or the combination or interfacing of the Products in each case in a manner not approved by Innova;

                d. an event of Force Majeure as defined in section XII, (sub-paragraph 1 only);

                e.      Failure of any item or service not supplied by Seller;

                f.      Damage which occurs during shipment of the Product; and

                g. Failure of Nortel to maintain the Products substantially in accordance with the Technical Documentation.

        All claims for Product defects in and out of warranty will be made by Nortel.

        THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL INNOVA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT IF THE LAW OF ANY JURISDICTION APPLICABLE TO THIS AGREEMENT DOES NOT PERMIT SUCH DAMAGES TO BE COMPLETELY DISCLAIMED, THIS CLAUSE SHALL BE INTERPRETED AS NECESSARY TO GIVE INNOVA THE FULL BENEFIT OF ANY DISCLAIMER OR LIMITATION OF SAID DAMAGES AS PERMITTED UNDER SUCH LAW.

VII.    WARRANTIES OF OWNERSHIP:

        Seller represents and warrants that it has developed, is the owner of and/or possesses all necessary rights, including, without limitation, rights in respect of third party software, to use, execute and market the Products software required for the operation of the Products and that it has the right to license Nortel, to receive, use, and execute the Product software for the operation of the Products and to sublicense end users to use the Product software for the operation of the Products.

VIII.   QUALITY ASSURANCE PROGRAM:

        Innova shall maintain, in the manufacture and the assembly of the Products, a quality assurance program that meets the requirements of ISO 9001.

        Innova shall inform Nortel of any process, component and supplier change that may impact the performances or the quality of the Products.

        Nortel reserves the right to hold Factory Inspections and Audits at Seller's site. Nortel also reserves the right to integrate its Acceptance of Production Lots based on the ANSI/ASQLZ 1-4-1993 (corresponding to MIL-STD-105-E) with an AQL of 1% and the General inspection level II.

IX.     TECHNICAL ASSISTANCE:

        Nortel will provide the first level of on-line technical assistance to its customers, twenty-four (24) hours a day, seven (7) days a week. In the event Nortel requires Seller's support for such purpose, Seller will provide technical telephone assistance for a period of Fifteen (15) years at no charge twenty-four (24) hours a day, seven (7) days a week, with an application, installation, operation and routine service for the Products with a telephone call back within 30 minutes.

        Seller shall provide to Nortel, at Nortel's expense, reasonable installation support as required. Seller shall provide to Nortel access to all documentation for training and installation of the Products in Hard copy.

X.      INDEMNIFICATION:

        Seller will indemnify and hold Nortel, harmless from and against any and all claims, demands, suits or actions made or brought by Nortel, the end user or third parties on account of the non-compliance of the Products to the Technical specifications causes physical injury, including death, or damage to property to the extent such physical injury, including death, and damage to property is attributable to a breach of Seller's warranty hereunder.

        EXCEPT AS SPECIFICALLY PROVIDED HEREIN, INNOVA, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PATENT INFRINGEMENT, COPYRIGHT INFRINGEMENT, OR OTHERWISE, SHALL NOT HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, EXCEPT AS EXPRESSLY SET FORTH IN SECTION XI, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICE, OR DOWNTIME COSTS.

XI.     PATENT AND COPYRIGHT INDEMNITY

        A. Innova shall defend Nortel against a claim that Innova-manufactured Products infringe a patent or copyright granted or registered in the jurisdiction which covers the geographical location of the original installation site if and only if (i) Nortel promptly notifies Innova in writing of the claim, (ii) Innova has sole control of the defense and all related settlement negotiations, and (iii) Nortel gives Innova information and assistance for the defense. Innova shall indemnify and hold harmless Nortel from all payments, which by final judgments in such suits, may be assessed against Nortel on account of such alleged infringement and shall pay resulting settlements, costs and damages finally awarded against Nortel by a court of law.
        B. Nortel agrees that if Innova-manufactured Products become, or in Innova's opinion are likely to become, the subject of such a claim, Nortel will permit Innova, at its option and expense, either to procure the right for Nortel to continue using such Products or to replace or modify same so that they become non-infringing, and, if neither of the foregoing alternatives is available on terms which are acceptable to Innova, Nortel shall have the right to return the entire unusable portion of such infringing or potentially infringing Innova-manufactured Products for the purchase price actually paid by Nortel to Innova therefor.

        C. Innova disclaims any and all liability for any claim of patent or copyright infringement (i) based upon adherence to specifications, designs or instructions furnished by Nortel, (ii) any claim based upon the combination, operation or use of any Innova-manufactured Products supplied hereunder with products, software or data not supplied by Innova, and (iii) any claim based upon alteration of the Products made by any party other than Innova.

            Nothing contained in this Agreement shall be deemed to grant, either directly or indirectly or by implication, any license under any patents or patent applications of Innova, except that Nortel shall have the normal non-exclusive, royalty-free license to use that which is implied, or otherwise arises by operation of law, in the sale of the Products.

XII.    FORCE MAJEURE

        Except for payment of monies due, neither party shall be liable for delays in delivery or performance or for failure to manufacture, deliver or perform resulting from acts beyond the reasonable control of the party responsible for performance. Such acts shall include, but not limited to:

            1. acts of God, acts of a public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities, strikes or other labor disturbances, hurricanes, adverse weather conditions, earthquakes, fires, floods, epidemics, embargoes, war, riots, and loss or damage to goods in transit; or

            2. inability to obtain necessary products, components, services or facilities on account of causes beyond the reasonable control of the delayed party or its suppliers.

        In the event of any such delay, the date(s) of Delivery or performance shall be extended for as many days as are reasonably required due to the delay.

XIII.   GENERAL

        The UNCITRAL Convention on Contracts for the International Sale of Goods shall govern the sale and purchase of Products except as expressly set forth herein.

        Innova and Nortel shall have a relationship of Seller and Purchaser. This Agreement does not create an employer-employee, agency, joint venture or partnership relationship between Innova and Nortel. Nothing in this Agreement shall be interpreted as granting Nortel the right or authority to make commitments of any kind for Innova, implied or otherwise, without the prior written consent of Innova.

INNOVA Corporation
Gateway North Bldg. 2
3325 South 116th Street
Seattle, WA 98168
Tel.#: (206) 439-9121
Fax#:  (206) 439-2700



Signature:   /s/ COLIN PALLEMAERTS                  Date: 29th November 1996
          --------------------------------------          ------------------
          COLIN PALLEMAERTS
          EVP Marketing

NORTHERN TELECOM LIMITED
9300 Trans Canada Highway
St Laurent, Quebec, H4S 1K5
Tel#: (514) 956-1010
Fax#: (514) 956-3219


Signature: /s/ William Silverman                 Date: 13th December 1996
           --------------------------------
           WILLIAM SILVERMAN
           Director of Supply Management


Signature: /s/ Gilles Dupuis                     Date: 13th December 1996
           --------------------------------
           GILLES DUPUIS
           Director, Radio Program
           Management & NPI


Signature: /s/ Bernard Neuschwander              Date: 12th December 1996
           --------------------------------
           BERNARD NEUSCHWANDER
           General Manager, Radio

-------------------------------------------------------------------------------
                                   EXHIBIT A
                                 PRODUCTS LIST
                                NORTEL / INNOVA

                                                              ---------------------------
                                                                 PRICE      MANUFACTURER
                                                              ---------------------------
INNOVA MANUFACTURED PRODUCTS:
  ARU 38 BAND (2/4E1, 4DS1, OR 4/8DS1)                           $*****       INNOVA
  ARU 23 BAND (2/4E1, 4DS1, OR 4/8DS1)                            *****       INNOVA
  ------------------------------------------------------      ---------------------------
  1RU SIU SHELF, 2/4E 1/4DS1, INCLUDES N-TYPE CONNECTORS          *****       INNOVA
  ------------------------------------------------------      ---------------------------
  RS-422 SERVICE CHANNEL, PER SIU                                 *****       INNOVA
  24 cm HORN (10") ANTENNA, 38 GHz                                *****       INNOVA
  ------------------------------------------------------      --------------------------
  34 cm HORN (14") ANTENNA, 38 GHz                                *****       INNOVA
  ------------------------------------------------------      ---------------------------
  34 cm HORN (14") ANTENNA, 23 GHz                                *****       INNOVA
  XPVIEW SOFTWARE, 1x PER END USER                            N/C             INNOVA
  XPVIEW USER FEE PER SIU                                     N/C             INNOVA
  ------------------------------------------------------      ---------------------------

NON-INNOVA MANUFACTURED PRODUCTS:
  BELDEN 9913 CABLE, BULK WITHOUT CONNECTORS                   $0.68/ft.       BELDEN
  50 CM PARABOLIC ANTENNA (ANY BAND)                              938.00       ANDREW
  ------------------------------------------------------      ---------------------------
  1 2 M PARABOLIC ANTENNA (23 GHz ONLY)                         2,175.00       ANDREW
  ------------------------------------------------------      ---------------------------
  ELECTRICAL ENCLOSURE, 2' WITH INTEGRATION                     1,733.00       HOFFMAN
  CROSS CONNECT PANEL                                             150.00         ADC
  ------------------------------------------------------      ---------------------------

DOCUMENTATION:
  ------------------------------------------------------      ---------------------------
  XP4 INSTALLATION GUIDE                                      N/C              INNOVA
  TRAINING DOCUMENTATION                                      N/C              INNOVA
  ------------------------------------------------------      ---------------------------
  REFERENCE MANUAL                                            N/C              INNOVA
  ------------------------------------------------------      ---------------------------

                                   APPENDIX B


                            TECHNICAL SPECIFICATIONS


The documents enclosed have been supplied by Innova. If any further information is required regarding the Technical Specifications the following people may be contracted:

        INNOVA:    Nick Jeffery             NORTEL:     Peter Hornacek
                   Pat McDonald                         (Project engineer)